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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported: DECEMBER 15, 2004


                                IDEX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                      1-10235                36-3555336
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)




                                 630 DUNDEE ROAD
                           NORTHBROOK, ILLINOIS 60062
          (Address of principal executive offices, including zip code)



                                 (847) 498-7070
                         (Registrant's telephone number)



         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17CFR230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17CFR240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))


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ITEM 2.03.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
              OFF-BALANCE SHEET ARRANGEMENTS.

On December 15, 2004, IDEX Corporation announced that it closed a new five-year, $600 million senior revolving credit facility.

The facility was financed through a syndication of 17 financial institutions, co-led by Banc of America Securities LLC and Wachovia Capital Markets LLC, with ABN AMRO Bank, N.V., Mizuho Corporate Bank, Ltd. and U.S. Bank National Association acting as co-agents.

The increased credit facility was timed to capitalize on current, favorable market conditions and replaces the company's previous $300 million credit facility, which had been due to expire on June 8, 2006.

Also on this date, the company renewed its Receivables Purchase Agreement for another year. The agreement provides for borrowings of up to $25 million depending upon the level of eligible receivables.












                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      IDEX CORPORATION

                                      /s/ Dominic A. Romeo
                                      ------------------------------------------
                                      Dominic A. Romeo
                                      Vice President and Chief Financial Officer


December 15, 2004